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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                   a Trustee Pursuant to Section 305(b)(2)___
             -------------------------------------------------------

                      U.S. BANK TRUST NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

111 East Wacker Drive, Suite 3000
       Chicago, Illinois                       60601              36-4046888
(Address of principal executive offices)     (Zip Code)        I.R.S. Employer
                                                              Identification No.


                                Steven E. Charles
                        111 East Wacker Drive, Suite 3000
                             Chicago, Illinois 60601
                            Telephone (312) 228-9418
            (Name, address and telephone number of agent for service)


                            INDIANA GAS COMPANY, INC.
               (Exact name of obligor as specified in its charter)

          Indiana                                       35-0793669
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

1630 North Meridian Street
Indianapolis, Indiana                                          46202
(Address of Principal Executive Offices)                     (Zip Code)

                                 Debt Securities
                       (Title of the Indenture Securities)

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                                                        -1-

                                    FORM T-1


Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

           a) Name and address of each examining or supervising authority to which it is subject.
                           Comptroller of the Currency
                           Washington, D.C.

           b)     Whether it is authorized to exercise corporate trust powers.
                           Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
                           None

Items 3-15 Not applicable  because, to the  best  of  Trustee's  knowledge,  the
           Trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding and there is not, nor has there been, a default with respect to securities issued under this indenture.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

           1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 333-18235.*

           2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No. 333- 18235.*

           3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to
               Exhibit 3 of Form T-1, Registration No. 333- 18235.*

           4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 333-18235.*

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to
               Exhibit 6 of Form T-1, Registration No. 333-18235.*.

           7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

           8.  Not applicable.

           9.  Not applicable.

* See* at top of page 3

           * Exhibits thus designated are incorporated herein by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.




                                    SIGNATURE

             Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 21st day of May, 1999.


                                          U.S. BANK TRUST NATIONAL ASSOCIATION

                                          By:  /s/ Steven E. Charles
                                               --------------------------------
                                               Steven E. Charles
                                               Assistant Vice President and
                                               Assistant Secretary

U.S. Bank Trust National Association    Call Date: 12/31/1998  ST-BK: 17-1638    FFIEC 033
400 North Michigan Avenue                                                        Page RC- 1
Chicago, IL 60611                       Vendor ID: D           Cert: 34094                9
Transit Number: 09600069



Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                                                                                                                      C200
                                                                                                 Dollar Amounts in Thousands
ASSETS
------------------------------------------------------------------------------------------------------------------------------------
  1. Cash and balances due from depository institutions (from Schedule RC-A):           RCON
     a.  Noninterest-bearing balances and currency and coin (1)                         0081. .              11,111        1.a
     b.  Interest-bearing balances (2)                                                  0071. .              48,890        1.b
  2. Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)                     1754. .                   0        2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D)                   1773. .               3,735        2.b
  3. Federal funds sold and securities purchased under agreements to resell             1350. .                   0        3.
  4. Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income             RCON
         (From Schedule RC-C)                                 2122 . .          0                     . . . . . . .        4.a
     b.  LESS: Allowance for loan and lease losses            3123 . .          0                     . . . . . . .        4.b
     c.  LESS: Allocated transfer risk reserve                3128 . .          0                     . . . . . . .        4.c
     d.  Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)                            2125. .                   0        4.d
  5. Trading assets                                                                     3545. .                   0        5.
  6. Premises and fixed assets (including capitalized leases)                           2145. .                  82        6.
  7. Other real estate owned (from Schedule RC-M)                                       2150. .                   0        7.
  8. Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                                                     2130. .                   0        8.
  9. Customers' liability to this bank on acceptances outstanding                       2155. .                   0        9.
 10. Intangible assets (from Schedule RC-M)                                             2143. .              44,547        10.
 11. Other assets (from Schedule RC-F)                                                  2160. .               2,739        11.
 12. Total assets (sum of items 1 through 11)                                           2170. .             111,104        12.


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

U.S. Bank Trust National Association    Call Date: 12/31/1998  ST-BK: 17-1638    FFIEC 033
400 North Michigan Avenue                                                        Page RC-2
Chicago, IL 60611                       Vendor ID: D           Cert: 34094               10

Transit Number: 09600069

Schedule RC - Continued

                                                                                              Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of                                          RCON
         columns A and C from Schedule RC-E)                                            2200. .                   0        13.a
                                      RCON
         (1)  Noninterest-bearing (1)                         6631.             0                . . . . . . .             13.a.1
         (2)  Interest-bearing                                6636.             0                . . . . . . .             13.a.2

     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs                           . . . . . . .
         (1)  Noninterest-bearing                                                                . . . . . . .
         (2)  Interest-bearing                                                                   . . . . . . .
14.  Federal funds purchased and securities sold under agreements to repurchase         2800. .                   0        14.
15.  a.  Demand notes issued to the U.S. Treasury                                       2840. .                   0        15.a
     b.  Trading liabilities                                                            3548. .                   0        15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.  With a remaining maturity of one year or less                                  2332. .                   0        16.a
     b.  With a remaining maturity of more than one year through three years            A547. .                   0        16.b
     c.  With a remaining maturity of more than three years                             A548. .                   0        16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding                           2920. .                   0        18.
19.  Subordinated notes and debentures (2)                                              3200. .                   0        19.
20.  Other liabilities (from Schedule RC-G)                                             2930. .               2,627        20.
21.  Total liabilities (sum of items 13 through 20)                                     2948. .               2,627        21.
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                      3838. .                   0        23.
24.  Common stock                                                                       3230. .               1,000        24.
25.  Surplus (exclude all surplus related to preferred stock)                           3839. .             106,712        25.
26.  a.  Undivided profits and capital reserves                                         3632. .                 762        26.a
     b.  Net unrealized holding gains (losses) on available-for-sale securities         8434. .                   3        26.b
27.  Cumulative foreign currency translation adjustments                                         . . . . . . .
28.  Total equity capital (sum of items 23 through 27)                                  3210. .             108,477        28.
29.  Total liabilities and equity capital (sum of items 21 and 28)                      3300. .             111,104        29.

Memorandum

To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
     for the bank by independent external auditors as of any date during 1997           6724. .                 N/A        M.1

1 =  Independent audit of the bank conducted in accordance          4 =   Directors' examination of the bank performed by
     with generally accepted auditing standards by a certified            external auditors (may be required by state
     public accounting firm which submits a report on the bank                     chartering authority)
2 =  Independent audit of the bank's parent holding company         5 =   Review of the bank's financial statements by
     conducted in accordance with generally accepted auditing                      external auditors
     standards by a certified public accounting firm which          6 =   Compilation of the bank's financial statements by
     submits a report on the consolidated holding company                 external auditors
     (but not on the bank separately)                               7 =   Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                8 =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

-------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited life preferred stock and related surplus.

U.S. Bank Trust National Association    Call Date: 12/31/1998     ST-BK: 17-1638        FFIEC 033
400 North Michigan Avenue                                                               Page RC- 3
Chicago, IL 60611                       Vendor ID: D                 Cert: 34094             11
Transit Number: 09600069




Schedule RC-A - Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

                                                                                                   Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
1.   Cash items in process of collection, unposted debits, and currency and coin:                RCON
                                                                                                 ----
     a.  Cash items in process of collection and unposted debits                                0020. .               0        1.a
     b.  Currency and coin                                                                      0080. .               0        1.b
2.   Balances due from depository institutions in the U.S.:
     a.  U.S. branches and agencies of foreign banks                                            0083. .               0        2.a
     b.  Other commercial banks in the U.S. and other depository institutions in the U.S        0085. .          60,001        2.b
3.   Balances due from banks in foreign countries and foreign central banks:
     a.  Foreign branches of other U.S. banks                                                   0073. .               0        3.a
     b.  Other banks in foreign countries and foreign central banks                             0074. .               0        3.b
4.   Balances due from Federal Reserve Banks                                                    0090. .               0        4.
5.   Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b)        0010. .          60,001        5.



Memorandum
------------------------------------------------------------------------------------------------------------------------------------
1.   Noninterest-bearing balances due from commercial banks in the U.S.                         RCON
     (Included in items 2.a and 2.b above)                                                      0050. .          11,111        M.1